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                                                                    EXHIBIT 10.5

                        THIRD AMENDMENT AND AGREEMENT TO
            CONSIGNMENT, FORWARD CONTRACTS AND TRADING LINE AGREEMENT

      This THIRD AMENDMENT AND AGREEMENT TO CONSIGNMENT, FORWARD CONTRACTS AND TRADING LINE AGREEMENT is made as of October 1, 2002, by and between FLEET PRECIOUS METALS INC., a Rhode Island corporation with offices at 111 Westminster Street, Providence, Rhode Island 02903 ("FPM"), and WOLVERINE TUBE, INC., a Delaware corporation with its principal place of business at 200 Clinton Avenue, Suite 1000, Huntsville, Alabama 35801 ("WOLVERINE TUBE"), WOLVERINE TUBE (CANADA) INC., an Ontario corporation with its principal place of business at 200 Clinton Avenue, Suite 1000, Huntsville, Alabama 35801 ("WOLVERINE CANADA"), and WOLVERINE JOINING TECHNOLOGIES, LLC, a Delaware limited liability company with its principal place of business at 235 Kilvert Street, Warwick, Rhode Island 02886 ("NEW WOLVERINE JOINING") successor by merger to WOLVERINE JOINING TECHNOLOGIES, INC., a Delaware corporation ("OLD WOLVERINE JOINING") (Wolverine Tube, Wolverine Canada and New Wolverine Joining are hereinafter sometimes referred to individually as a "COMPANY" and collectively as the "COMPANIES").

                                WITNESSETH THAT:

      WHEREAS, FPM and Wolverine Tube, Wolverine Canada and Old Wolverine Joining are parties to a certain Consignment, Forward Contracts and Trading Line Agreement dated as of March 28, 2001, as previously amended (as amended, the "Consignment, Forward Contracts and Trading Line Agreement") pursuant to which FPM agreed to extend certain consignment and other credit facilities to Wolverine Tube, Wolverine Canada and Old Wolverine Joining, on the terms and conditions contained therein; and

      WHEREAS, Old Wolverine Joining has merged with and into New Wolverine Joining; and

      WHEREAS, as a result of the merger, all of the assets of Old Wolverine Joining have by operation of law become vested in New Wolverine Joining, as the surviving entity, and New Wolverine Joining has by operation of law assumed and become liable for all of the obligations, liabilities and indebtedness of Old Wolverine Joining, including, without limitation, all of the obligations, liabilities and indebtedness of Old Wolverine Joining to FPM under the Consignment, Forward Contracts and Trading Line agreement; and

      WHEREAS, the parties hereto desire to amend the Consignment, Forward Contracts and Trading Line Agreement as hereinafter provided;

      NOW, THEREFORE, for value received, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. All capitalized terms used herein without definition shall have the meanings assigned by the Consignment, Forward Contracts and Trading Line Agreement.

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      2.    New Wolverine Joining, on behalf of itself and its successors and assigns, hereby, (a) acknowledges that it has by operation of law assumed and become liable, jointly and severally with Wolverine Canada and Wolverine Tube, for all of the obligations and liabilities of Old Wolverine Joining set forth or described in the Consignment, Forward Contracts and Trading Line Agreement and in all documents, agreements and instruments executed and delivered by Old Wolverine Joining in connection therewith (the "Obligations"), and (b) agrees to observe and perform all of the obligations, covenants, duties and agreements of Old Wolverine Joining set forth therein. The liability of New Wolverine Joining hereunder is absolute and unconditional, without regard to the validity or enforceability of the Obligations or liability of any other person, including without limitation Wolverine Canada and Wolverine Tube, and shall not in any manner be affected by reason of any action taken or not taken by FPM nor by the partial or complete unenforceability or invalidity of any guaranty or surety agreement, pledge, assignment or other security for any of the Obligations. No delay in making demand on New Wolverine Joining for satisfaction of its liability hereunder shall prejudice FPM's right to enforce such satisfaction. All of FPM's rights and remedies shall be cumulative and any failure of FPM to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time, and from time to time, thereafter. Without limiting the foregoing, FPM shall not be required to make any demand on Wolverine Canada or Wolverine Tube or any other party or to exhaust its remedies against Wolverine Canada or Wolverine Tube or any other party before, concurrently with or after enforcing its rights hereunder against New Wolverine Joining. New Wolverine Joining hereby ratifies and confirms the security interest of FPM in the Consigned Precious Metal, whether now existing or hereafter arising, and all proceeds and products of the foregoing, to secure the Obligations and hereby grants to FPM a continuing security interest in the Consigned Precious Metal, whether now existing or hereafter arising, and all proceeds and products of the foregoing, to secure the Obligations, whether now outstanding or hereafter incurred. New Wolverine Joining will, at its expense, execute, deliver, file and record (in such manner and form as FPM may require), or permit FPM to execute, authenticate, file and record, with or without any signature and by electronic means, any financing statements, continuation statements or amendments thereto, any carbon, photographic or other reproduction of a financing statement, any specific assignments or other paper that may be necessary or desirable, or that FPM may request, in order to create, preserve, perfect or validate any security interest or to enable FPM to exercise and enforce its rights hereunder with respect to any of the Consigned Precious Metal, whether now existing or hereafter arising, and all proceeds and products of the foregoing.

      3. Wolverine Tube and Wolverine Canada hereby consent to the assumption by New Wolverine Joining, together with Wolverine Tube and Wolverine Canada, of the payment and performance of the Obligations. Nothing contained herein is meant to, or shall, in any way relieve, diminish or impair, as between Wolverine Tube and Wolverine Canada and FPM, the joint and several obligations of Wolverine Tube and Wolverine Canada which are unconditional and absolute, to pay and discharge the obligations of Wolverine Tube and Wolverine Canada to FPM under the Consignment Forward Contracts and Trading Line Agreement and all documents executed or delivered in connection therewith in accordance with the terms thereof, nor shall any such provisions prevent FPM from exercising all remedies otherwise permitted by applicable law. In addition to and not in limitation of the foregoing, FPM shall be entitled to exercise all its rights and remedies with respect to the assets of Wolverine Tube and Wolverine Canada which shall

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continue to secure the Obligations notwithstanding the joint assumption of such
Obligations by New Wolverine Joining.

      4.    Effective the date hereof:

            (a) all references to Wolverine Joining contained in the Consignment, Forward Contracts and Trading Line Agreement shall be deemed to mean New Wolverine Joining; and

            (b) all references to the "Companies" contained in the Consignment, Forward Contracts and Trading Line Agreement shall be deemed to mean Wolverine Tube, Wolverine Canada, and New Wolverine Joining.

      5. As a material inducement to FPM to enter into this Third Amendment and Agreement to Consignment, Forward Contracts and Trading Line Agreement, New Wolverine Joining represents and warrants to FPM, which representations and warranties shall be continuing representations and warranties during the term of the Consignment, Forward Contracts and Trading Line Agreement and so long as any amount is due and owing FPM under the Obligations, as follows:

            "5.1 Authority New Wolverine Joining (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has the requisite power and authority to own its properties and to carry on business as now being conducted, and holds all material permits, authorizations and licenses, without material restrictions or limitations, which are necessary for such ownership or business activity, and (iii) is qualified to do business in every jurisdiction where such qualification is necessary, and has the requisite power to execute, deliver and perform this Agreement and any security document or documents securing the obligations of New Wolverine Joining under this Agreement. New Wolverine Joining has no reason to believe that any such material permits, authorizations or licenses will be revoked, canceled, rescinded, modified or lost.

            5.2. No Conflict The execution, delivery and performance by New Wolverine Joining of the terms and provisions of this Agreement and any other such security document(s) have been duly authorized by all requisite action and will not violate any provision of law, any order of any court or other agency of government, the articles of organization or the by-laws of New Wolverine Joining or any indenture, agreement or other instrument to which New Wolverine Joining is party, or by which New Wolverine Joining is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or, except as may be provided by this Agreement, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of New Wolverine Joining pursuant to, any such indenture, agreement or other instrument.

            5.3 Binding Obligations This Agreement and all other agreements securing this Agreement have been duly executed and delivered by New Wolverine Joining and

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      constitute legal, valid and binding obligations of New Wolverine Joining, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization and other similar laws of general application affecting the rights of creditors generally."

      6. FPM hereby consents to, and incorporates by reference, the amendment and restatement of Section 9.4 of the Credit Agreement, as amended and restated by Amendment No. 1 to Credit Agreement dated on or about the date hereof.

      7. New Wolverine Joining covenants and agrees that, from the date hereof and until payment and performance in full of all Obligations, it shall observe, maintain and perform all of the covenants and agreements set forth in the Consignment, Forward Contracts and Trading Line Agreement, all of which are fully incorporated herein, are hereby fully restated, shall be fulfilled by New Wolverine Joining and shall remain in full force and effect.

      8. All necessary conforming changes to the Consignment, Forward Contracts and Trading Line Agreement necessitated by reason of the Third Amendment and Agreement to Consignment, Forward Contracts and Trading Line Agreement shall be deemed to have been made.

      9. In consideration of the foregoing covenants and agreements, FPM hereby consents to the merger of Old Wolverine Joining into New Wolverine Joining.

      10. All references to the "Consignment, Forward Contracts and Trading Line Agreement" in all documents or agreements by and between the parties hereto, shall from and after the effective date hereof refer to the Consignment, Forward Contracts and Trading Line Agreement, as previously amended and as amended hereby, and all obligations of the Companies under the Consignment, Forward Contracts and Trading Line Agreement, as previously amended and as amended hereby, shall be secured by and be entitled to the benefits of such other documents and agreements.

      12. Except as amended hereby, the Consignment, Forward Contracts and Trading Line Agreement shall remain in full force and effect and is in all respects hereby ratified and affirmed.

      13. The Companies jointly and severally covenant and agree to pay all out-of-pocket expenses, costs and charges incurred by FPM (including reasonable fees and disbursements of counsel) in connection with the preparation and implementation of this Third Amendment and Agreement to Consignment, Forward Contracts and Trading Line Agreement Agreement. The Companies also jointly and severally covenant and agree to pay promptly all taxes and recording and filing fees payable under applicable law with respect to the amendment effected hereby.

      14. This Third Amendment and Agreement to Consignment, Forward Contracts and Trading Line Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                       *THE NEXT PAGE IS A SIGNATURE PAGE*

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      IN WITNESS WHEREOF, the undersigned parties have caused this Third
Amendment and Agreement to be executed by their duly authorized officers as of the date first above written.

WITNESS:                           WOLVERINE TUBE INC.

/s/ Mary Ann Michetti              By: /s/ James E. Deason
---------------------                  ----------------------------------------
                                   Title: Executive V.P., CFO and Secretary

                                   WOLVERINE TUBE (CANADA) INC.

/s/ Mary Ann Michetti              By: /s/ James E. Deason
---------------------                  -----------------------------------------
                                   Title: Executive V.P. and Secretary-Treasurer

                                   WOLVERINE JOINING TECHNOLOGIES, LLC,

/s/ Mary Ann Michetti              By: /s/ James E. Deason
---------------------                  ----------------------------------------
                                   Title: Vice President

                                   FLEET PRECIOUS METALS INC.

                                   By: /s/ John C. Schmitt II
                                       ----------------------------------------
                                   Title: Vice President

                                   By: /s/ Paul H. Boghosian
                                       ----------------------------------------
                                   Title: Vice President

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